UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               September 15, 2009

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), announced on September 15, 2009 the commencement of a public offering of approximately $80 million of its common stock. The Company expects to use the net proceeds from this offering for general corporate purposes and to repurchase the 70,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock Series B (“Preferred Stock”), and the warrant (“Warrant”) to purchase up to 751,611 shares of the Company’s common stock, issued to the U.S. Department of the Treasury (“Treasury”) as part of the TARP Capital Purchase Program. There can be no assurance that the Treasury will approve the Company’s applications to repurchase the Preferred Stock or the Warrant, or that an acceptable price for repurchasing the Warrant can be agreed upon.

Item 9.01(d).    Exhibits

99.1. Press release of Flushing Financial Corporation, dated September 15, 2009.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: September 15, 2009	By:	/s/ Maria A. Grasso
Maria A. Grasso
	Title:	Executive Vice President and
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release of Flushing Financial Corporation,
dated September 15, 2009